UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2010

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2010, Westlake Chemical Corporation (the “Company”) completed the issuance of $89,000,000 of tax-exempt revenue bonds due November 1, 2035 with an interest rate of 6.50% per annum (the “GO Zone Bonds”) and $65,000,000 of tax-exempt revenue bonds due November 1, 2035 with an interest rate of 6.50% per annum (the “IKE Zone Bonds” and, together with the GO Zone Bonds, the “Bonds”). The GO Zone Bonds and the IKE Zone Bonds were issued by the Louisiana Local Government Environmental Facilities and Community Development Authority, a political subdivision of the State of Louisiana (the “Authority”) under the Gulf Opportunity Zone Act of 2005 and the Emergency Economic Stabilization Act of 2008, respectively.

In connection with the issuance of the Bonds, on December 2, 2010, the Company entered into two separate, but substantially identical, Loan Agreements, each dated as of November 1, 2010 (the “GO Zone Loan Agreement” and the “IKE Zone Loan Agreement,” respectively, and together, the “Loan Agreements”), with the Authority pursuant to which the Company agreed to pay all of the principal, premium, if any, and interest on the Bonds and certain other amounts to the Authority. The proceeds from the Bond offerings were loaned by the Authority to the Company. The Company intends to use the proceeds to expand, equip and improve certain of its facilities in the Louisiana Parishes of Calcasieu and Ascension, including the construction of the Company’s new chlor-alkali project at Geismar, Ascension Parish. To evidence and secure the Company’s obligations under the Loan Agreements, on December 2, 2010, the Company entered into two separate, but substantially identical Supplemental Indentures, each dated as of December 2, 2010 (the “Fourth Supplemental Indenture” and the “Fifth Supplemental Indenture,” respectively, and together, the “Supplemental Indentures”), by and among the Company, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association, the “Notes Trustee”), each supplementing that certain Indenture, dated as of January 1, 2006 (the “Base Indenture” and, together with the Fourth Supplemental Indenture, the “GO Zone Notes Indenture” and, together with the Fifth Supplemental Indenture, the “IKE Zone Notes Indenture,” and, together with the Supplemental Indentures, the “Senior Notes Indenture”), by and among the Company, the Potential Subsidiary Guarantors (as defined therein) and the Notes Trustee. The Company issued $89,000,000 aggregate principal amount of its 6.50% Senior Notes due 2035 (the “GO Zone Notes”) under the GO Zone Notes Indenture to be held by Wells Fargo Bank, National Association (the “Bond Trustee”) pursuant to the terms and provisions of the GO Zone Loan Agreement and $65,000,000 aggregate principal amount of its 6.50% Senior Notes due 2035 (the “IKE Zone Notes” and, together with the GO Zone Notes, the “Senior Notes”) under the IKE Zone Notes Indenture to be held by the Bond Trustee pursuant to the terms and provisions of the IKE Zone Loan Agreement.

A more detailed description of the Loan Agreements, the Senior Notes and the Senior Notes Indenture is set forth in Exhibit 99.1 to this report, which is incorporated herein by reference. Copies of the Base Indenture, the Fourth Supplemental Indenture (including a form of the GO Zone Notes), the Fifth Supplemental Indenture (including a form of the IKE Zone Notes), the GO Zone Loan Agreement and the IKE Zone Loan Agreement are filed as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

The Company’s press release regarding the above transaction is furnished as Exhibit 99.2 to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the information set forth in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1 Indenture, dated as of January 1, 2006, among the Company, the Potential Subsidiary Guarantors (as defined therein) and the Notes Trustee (incorporated by reference to the Company’s Current Report on Form 8-K, filed on January 13, 2006).

4.2 Fourth Supplemental Indenture (including a form of the GO Zone Notes), dated as of December 2, 2010, among the Company, the Subsidiary Guarantors (as defined therein) and the Notes Trustee.

4.3 Fifth Supplemental Indenture (including a form of the IKE Zone Notes), dated as of December 2, 2010, among the Company, the Subsidiary Guarantors (as defined therein) and the Notes Trustee.

10.1 Loan Agreement, dated as of November 1, 2010, by and between the Company and the Authority, relating to the GO Zone Bonds.

10.2 Loan Agreement, dated as of November 1, 2010, by and between the Company and the Authority, relating to the IKE Zone Bonds.

99.1 Description of the Loan Agreements, the Senior Notes and the Senior Notes Indenture.

99.2 Press release dated December 2, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/S/ ALBERT CHAO
Albert Chao
President and Chief Executive Officer

Date: December 8, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1

Indenture, dated as of January 1, 2006, among the Company, the Potential Subsidiary Guarantors (as defined therein) and the Notes Trustee (incorporated by reference to the Company’s Current Report on Form 8-K, filed on January 13, 2006).

4.2	Fourth Supplemental Indenture (including a form of the GO Zone Notes), dated as of December 2, 2010, among the Company, the Subsidiary Guarantors (as defined therein) and the Notes Trustee.

4.3	Fifth Supplemental Indenture (including a form of the IKE Zone Notes), dated as of November 1, 2010, among the Company, the Subsidiary Guarantors (as defined therein) and the Notes Trustee.

10.1	Loan Agreement, dated as of November 1, 2010, by and between the Company and the Authority, relating to the GO Zone Bonds.

10.2	Loan Agreement, dated as of November 1, 2010, by and between the Company and the Authority, relating to the IKE Zone Bonds.

99.1	Description of the Loan Agreements, the Senior Notes and the Senior Notes Indenture.

99.2	Press release dated December 2, 2010.